October 4, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F. Street, NE
Washington, D.C. 20549

Re: Universal Travel Group

Commission File Number 000-51516

Dear Sirs:

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on October 5, 2010 regarding the change of auditors. We agree with all statements pertaining to Goldman Kurland and Mohidin LLP.

Sincerely,

/s/ Goldman Kurland and Mohidin LLP

Goldman Kurland and Mohidin LLP